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                                                                     Exhibit 5.1

                                HUNTON & WILLIAMS
                          RIVERFRONT PLAZA - EAST TOWER
                               951 E. BYRD STREET
                            RICHMOND, VIRGINIA 23219

July 11, 2002


Board of Directors
Olin Corporation
501 Merritt 7
Norwalk, Connecticut 06856-4500

                 Registration Statement on Form S-4 Relating to
             Shares of Common Stock to be Issued by Olin Corporation

Ladies and Gentlemen:

     We have acted as special Virginia counsel to Olin Corporation, a Virginia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 10,748,612 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), together with 10,748,612 rights (initially attached to, and evidenced by certificates for, the Common Stock) to purchase Series A Participating Cumulative Preferred Stock, par value $1.00 per share, of the Company ("Rights" and, collectively with the Common Stock, the "Shares"), to be issued in connection with the Agreement and Plan of Merger (the "Agreement "), dated as of May 7, 2002, by and among the Company, Plumber Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and Chase Industries Inc., a Delaware corporation, as described in the Registration Statement on Form S-4 (File No. 333-88990) (as amended and supplemented, the "Registration Statement") that was filed by the Company on May 24, 2002 with the Securities and Exchange Commission (the "Commission").

     This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

     In connection therewith, we have examined and relied upon originals or copies, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, each as amended to date, (ii) actions of the Board of Directors of the Company authorizing the registration of the Common Stock and related matters, (iii) the Registration Statement and exhibits thereto and (iv) such other documents, instruments or other information as we deemed necessary or appropriate in rendering our opinion. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to

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Olin Corporation
July 11, 2002
Page 2


original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem appropriate, upon representations or certificates of officers or directors of the Company, certificates of governmental authorities and documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

     We are members of the Virginia state bar and do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

     2. The Shares have been duly authorized and, when issued as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Proxy Statement/Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

                                        Very truly yours,



                                        /s/ Hunton & Williams
                                        ---------------------------
                                            Hunton & Williams